As filed with the Securities and Exchange Commission on January 5, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CITIUS ONCOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	99-4362660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Citius Oncology, Inc.

11 Commerce Drive, First Floor

Cranford, New Jersey 07016

Telephone: (908) 967-6677

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard Mazur

Chief Executive Officer

11 Commerce Drive, First Floor

Cranford, New Jersey 07016

Telephone: (908) 967-6677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lorna A. Knick, Esq.

Alexander M. Donaldson, Esq.

Christopher P. Agoranos, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

____________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Selling Stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 5, 2026

PRELIMINARY PROSPECTUS

Up to 21,656,620 Shares of Common Stock Underlying Warrants

Up to 15,229,358 Shares of Common Stock Underlying Pre-Funded Warrants

Up to 2,859,501 Shares of Common Stock Underlying Placement Agent Warrants

Offered by Selling Stockholders

This prospectus relates to the sale or other disposition from time to time of (i) up to 21,656,620 shares of our common stock issuable upon the exercise of warrants (the “Warrants”), (ii) up to 15,299,358 shares of our common stock issuable upon the exercise of Pre-Funded Warrants (the “Pre-Funded Warrants”), and (iii) up to 2,859,501 shares of our common stock issuable upon the exercise of warrants issued to placement agents (the “Placement Agent Warrants”) all held by the selling stockholders named in this prospectus (the “Selling Stockholders”), including their transferees, pledgees, donees or successors. We are not selling any Warrants to purchase common stock, Pre-Funded Warrants to purchase common stock, or Placement Agent Warrants to purchase common stock under this prospectus and will not receive any of the proceeds from the sale of the shares underlying such securities by the Selling Stockholders.

The Warrants consist of (i) 5,142,858 warrants issued to investors in a private placement that closed on September 10, 2025, and (ii) 16,513,762 warrants that were issued to investors in private placements that closed on December 10, 2025. The 15,229,358 Pre-Funded Warrants were issued to investors in our offering that closed on December 10, 2025. The Placement Agent Warrants consist of (i) 477,273 warrants that were issued to a placement agent as compensation in connection with our offering that closed on July 17, 2025; (ii) 565,714 warrants that were issued to placement agents as compensation in connection with our offering that closed on September 10, 2025, and (iii) 1,816,514 warrants that were issued to placement agents as compensation in connection with our offering that closed on December 10, 2025. See “Prospectus Summary - Recent Events” for more details.

The Selling Stockholders may sell or otherwise dispose of the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of their securities in the section entitled “Plan of Distribution” beginning on page 10. The Selling Stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the securities with the U.S. Securities and Exchange Commission. No underwriter or other person has been engaged to facilitate the sale of the securities in this offering.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CTOR.” On January 2, 2026, the last reported sale price of our common stock was $1.08 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference herein, to read about factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated           , 2026

i

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any prospectus supplement that we may authorize to be provided to you. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any prospectus supplement that we may authorize to be provided to you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus and any prospectus supplement or incorporated herein or therein is accurate only as of the date on the cover of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement having a later date, the statement in the prospectus supplement having the later date modifies or supersedes the earlier statement.

We urge you to carefully read this prospectus and any prospectus supplement, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

When used herein, unless the context requires otherwise, references to “Citius Oncology,” the “Company,” “we,” “our” and “us” refer to Citius Oncology, Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Forward-looking statements are based on current expectations and projections about future events; actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. You should understand that the following important factors, in addition to those discussed in under the heading “Risk Factors” included elsewhere in this prospectus and incorporated herein by reference, could affect our stock price or future results and could cause those results to differ materially from those expressed in such forward-looking statements:

●	our independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern;

●	our need for substantial additional funds and our ability to raise those funds;

●	our ongoing evaluation of strategic alternatives;

●	our ability to successfully commercialize LYMPHIR, including covering the costs of licensing payments, product manufacturing and other third-party goods and services;

●	the ability of LYMPHIR or any of our future product candidates to impact the quality of life of our target patient populations;

●	the estimated markets for LYMPHIR or any of our future product candidates and the acceptance thereof by any market;

●	our ability to recognize the anticipated benefits of the August 2024 reverse merger (the “Merger”) whereby we became a standalone publicly-traded company and majority-owned subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharma”), which may not be realized fully, if at all, or may take longer to realize than expected;

●	our ability to procure cGMP commercial-scale supply;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”);

●	our ability to obtain, perform under and maintain financing and strategic agreements and relationships;

●	our ability to manage and grow our business and execution of our business and growth strategies;

●	our ability to recruit qualified management and technical personnel to carry out our operations; and

●	other risks and uncertainties set forth under the section entitled “Risk Factors.”

The forward-looking statements in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Emerging Growth Company and Controlled Company

In April 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our audited financial statements might not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We have chosen to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of SOX, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation-related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. We may remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the completion of our predecessor company’s initial public offering, which was October 18, 2022. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue equals or exceeds $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” prior to the end of such five-year period.

By virtue of the fact that Citius Pharma holds more than 50% of the total voting power of the shares of our capital stock, we qualify as a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) we have a nominating/corporate governance committee that is composed entirely of independent directors.

We are not currently relying on certain of these exemptions. To the extent we decide in the future to rely on any of these exemptions, holders of our common stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus and any prospectus supplement, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and any prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Business Overview

Citius Oncology, headquartered in Cranford, New Jersey, is a biopharmaceutical company focused on developing and commercializing innovative targeted oncology therapies. The Company’s strategy centers on achieving a market leading position by advancing innovative therapies with reduced development and clinical risks, and competitive advantages supported by intellectual property and regulatory exclusivity protection. This includes new formulations of previously approved drugs with substantial existing safety and efficacy data or expanded indications for approved therapies.

The Company’s lead product is LYMPHIRTM, an engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent CTCL, a rare form of non-Hodgkin lymphoma. LYMPHIR was approved by the U.S. Food and Drug Administration in August 2024 and was launched in December 2025. The Company believes there is an attractive and growing market for LYMPHIR, estimated to exceed $400 million, that is underserved by existing treatments.

The Company intends to commercialize our products independently in the U.S., and partner to market products outside of the U.S. The Company has established a small, targeted oncology sales force, initially for LYMPHIR, focused on key geographies and stakeholders, primarily major cancer centers. This commercialization strategy is anticipated to result in a combination of direct sales revenue, and royalty income, as well as incremental operating expenses and greater working capital requirements.

Citius Oncology and the Merger

On August 23, 2021, Citius Pharma formed Citius Acquisition Corp. (“SpinCo”) as a wholly-owned subsidiary in conjunction with the acquisition of LYMPHIR, SpinCo began operations in April 2022, when Citius Pharma transferred the assets related to LYMPHIR to SpinCo, including the related license agreement with Eisai Co., Ltd. (“Eisai”) and the related asset purchase agreement with Dr. Reddy’s Laboratories SA, a subsidiary of Dr. Reddy’s Laboratories, Ltd. (collectively, “Dr. Reddy’s”).

On October 23, 2023, Citius Pharma and SpinCo entered into an agreement and plan of merger and reorganization (the “Merger Agreement”) with TenX Keane Acquisition, a Cayman Islands exempted company (“TenX”), and TenX Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of TenX (“Merger Sub”). On August 12, 2024, pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into SpinCo, with SpinCo surviving as a wholly owned subsidiary of TenX (the “Merger”), which was subsequently renamed Citius Oncology Sub. Prior to the closing of the Merger (the “Closing”), TenX migrated to and domesticated as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and the Cayman Islands Companies Act (As Revised) (the “Domestication”). As part of the Domestication, TenX changed its name to “Citius Oncology, Inc.” (Nasdaq: CTOR). Immediately after the closing of the Merger, Citius Pharma owned approximately 92% of the outstanding shares of common stock of the Company. As of December 10, 2025, Citius Pharma owned approximately 78% of Citius Oncology (excluding pre-funded warrants to purchase up to 15,229,358 shares of Citius Oncology common stock in a transaction that closed on December 10, 2025).

Since SpinCo’s inception, Citius Pharma has funded and continues to fund Citius Oncology, and Citius Pharma and Citius Oncology are party to an amended and restated shared services agreement (the “A&R Shared Services Agreement”), which governs certain management and scientific services that Citius Pharma provides Citius Oncology.

Recent Events

December Offering

On December 10, 2025, we closed a registered direct offering (the “December 2025 RDO”) in which we sold to an institutional investor (the “Purchaser”) 1,284,404 shares of common stock at an offering price of $1.09 per share. In a concurrent private placement, we also sold the Purchaser warrants to purchase up to 1,284,404 shares of common stock (the “December Warrants”), with an exercise price of $1.09 per share, which are exercisable upon the requisite stockholder approval and have a term of five years from the date of the stockholder approval. The December Warrants include beneficial ownership limitations such that the Purchaser, together with its affiliates, will not own more than 4.99% (or, at the election of the Purchaser, not more than 9.99%) of the Company’s outstanding common stock.

Also on December 10, 2025, the Company closed a concurrent private placement (the “December 2025 PIPE”, and together with the December 2025 RDO, the “December Offering”) in which we sold the Purchaser pre-funded warrants to purchase up to 15,229,358 shares of common stock (the “Pre-Funded Warrants”) and 15,229,358 additional December Warrants, at a combined price of $1.0899 per Pre-Funded Warrant and accompanying December Warrant. The Pre-Funded Warrants are exercisable immediately, at an exercise price of $0.0001 per share, and will remain valid and exercisable until all the Pre-Funded Warrants are exercised in full. The Company received gross proceeds of approximately $18.0 million from the December Offering, before deducting placement agent fees and estimated offering expenses payable by the Company.

As compensation in connection with the December Offering, the Company issued warrants to H.C. Wainwright & Co., LLC (“Wainwright”), or its designees, the placement agent in the December Offering, to purchase up to 1,155,963 shares of common stock on substantially the same terms as the December Warrants with an exercise price of $1.3625 per share and expire five years from the commencement of sales in the Offering (the “December Placement Agent Warrants”). Additionally, the Company issued warrants to Maxim Group LLC (“Maxim”) to purchase up to 660,550 shares of common stock on substantially the same terms as the December Warrants, except with an exercise price of $1.199 per share (the “Maxim December Placement Agent Warrants”).

In connection with the December Offering, the Company and the Purchaser entered into a warrant amendment agreement, dated December 8, 2025 (the “Warrant Amendment Agreement”), whereby the exercise prices of the common warrants issued in the July Offering (as defined below) and the September Warrants (as defined below) were reduced to $1.09 per share. Further, the Warrant Amendment Agreement amended the exercisability of the common warrants issued in the July Offering and the September Warrants so that they are not exercisable until the requisite stockholder approval is obtained.

In connection with the December Offering, the Company entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement registering for resale (i) 16,513,762 shares of our common stock issuable upon the exercise of the December Warrants, (ii) 15,299,358 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants, and (iii) 1,155,963 shares of our common stock issuable upon the exercise of the Placement Agent Warrants (collectively, the “Registrable Securities”). The Company agreed to file such registration statement within 30 days of December 8, 2025, and have such registration statement declared effective with 60 days of December 8, 2025 (or 90 days following December 8, 2025 if the SEC notifies the Company that the registration is subject to review). The Company also agreed to use its best efforts to keep the registration statement effective under the Securities Act until the earlier of (i) the date on which the Registrable Securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all Registrable Securities have been publicly sold by the holders thereof. The registration statement of which this prospectus is a part is being filed in order to satisfy our obligations under the Registration Rights Agreement.

We have also agreed, among other things, to indemnify the Purchaser, each person, if any, who controls the Purchaser, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Purchaser from certain liabilities and pay all fees and expenses (including any reasonable legal fees) incident to our obligations under the Registration Rights Agreement.

September Offering

On September 10, 2025, we closed a private placement financing (the “September 2025 Private Placement”) in which we sold to the Purchaser warrants to purchase up to 5,142,858 shares of the Company’s common stock (the “September Warrants”). The September 2025 Private Placement was concurrent with a registered direct offering by the Company of 5,142,858 shares of the Company’s common stock (the “September 2025 RDO,” and together with the September 2025 Private Placement, the “September Offering”). The September Warrants have an exercise price of $1.84, which was later amended to $1.09, and are exercisable six months after their original issuance and expire five and a half years following the date of issuance. The September Warrants include beneficial ownership limitations such that each Purchaser, together with its affiliates, will not own more than 4.99% (or, at the election of the Purchaser, not more than 9.99%) of the Company’s outstanding common stock. The Company received gross proceeds of approximately $9.0 million from the September Offering, before deducting placement agent fees and estimated offering expenses payable by the Company.

As compensation in connection with the September Offering, the Company issued warrants to Maxim, the placement agent in the September Offering, to purchase up to 205,714 shares of common stock on substantially the same terms as the September Warrants, except with an exercise price of $1.92 per share which are non-exercisable for six months after the issuance date and expire five and a half years after the issuance date (the “Maxim September Placement Agent Warrants”). Additionally, the Company issued to Wainwright or its designees warrants to purchase up to 360,000 shares of common stock at an exercise price of $2.1875 per share which expire five and one-half years after the date of issuance (the “September Placement Agent Warrants”).

July Offering

On July 17, 2025, we closed a registered public offering of 6,818,182 shares of and warrants to purchase up to 6,818,182 shares of the common stock, at a combined per unit price of $1.32 (the “July Offering”). As compensation in connection with the July Offering, the Company issued warrants to Maxim, the placement agent in the July Offering, to purchase up to 272,727 shares of common stock. The Company received gross proceeds of approximately $9.0 million from the July Offering, before deducting placement agent fees and estimated offering expenses payable by the Company. The securities were issued pursuant to the Registration Statement on Form S-1 (File No. 333-288656), as amended, which was declared effective by the Securities and Exchange Commission on July 16, 2025.

Additionally, the Company issued to Wainwright or its designees warrants to purchase up to 477,273 shares of common stock at an exercise price of $1.650 per share which expire five years after the date of issuance (the “July Placement Agent Warrants”, and together with the September Placement Agent Warrants, September Maxim Placement Agent Warrants, December Placement Agent Warrants and December Maxim Placement Agent Warrants, the “Placement Agent Warrants”).

Corporate Information

Our address is 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016 and our telephone is (908) 967-6677.

THE OFFERING

Up to 21,656,620 Shares of Common Stock Underlying Warrants

Up to 15,229,358 Shares of Common Stock Underlying Pre-Funded Warrants

Up to 2,859,501 Shares of Common Stock Underlying Placement Agent Warrants

Offered by Selling Stockholders

This prospectus relates to the sale or other disposition from time to time of (i) up to 21,656,620 shares of our common stock issuable upon the exercise of Warrants, (ii) up to 15,299,358 shares of our common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) up to 2,859,501 shares of our common stock issuable upon the exercise of Placement Agent Warrants, all held by the Selling Stockholders named in this prospectus, including their transferees, pledgees, donees or successors. The Warrants consist of (i) 5,142,858 warrants issued to the Purchaser in our September Offering, and (ii) 16,513,762 warrants that were issued to the Purchaser in our December Offering. The Pre-Funded Warrants were issued to the Purchaser in our December Offering. The Placement Agent Warrants consist of (i) 477,273 warrants that were issued to a placement agent as compensation in connection with our July Offering; (ii) 565,714 warrants that were issued to placement agents as compensation in connection with our September Offering, and (iii) 1,816,514 warrants that were issued to placement agents as compensation in connection with our December Offering. All of the holders to whom we issued the Warrants, the Pre-Funded Warrants, and the Placement Agent Warrants are identified as Selling Stockholders hereunder.

Common stock offered by the Selling Stockholders	39,745,479 (consisting of 21,656,620 shares of common stock underlying Warrants, 15,229,358 shares of common stock underlying Pre-Funded Warrants, and 2,859,501 shares of common stock underlying Placement Agent Warrants)
Common stock outstanding before the offering (1)	84,797,846
Common stock to be outstanding after the offering (2)	124,543,325
Common stock Nasdaq Capital Market Symbol	CTOR

(1)	The total number of shares of our common stock reflected in the discussion and table above is based on 84,797,846 shares of outstanding as of December 23, 2025, and excludes the Warrants, Pre-Funded Warrants and Placement Agent Warrants, as well as:

●	amended warrants issued in the July Offering to purchase up to 6,818,182 shares of common stock with an exercise price of $1.09 per share;

●	placement agent warrants issued to Maxim in the July Offering to purchase up to 272,727 shares of common stock with an exercise price of $1.65;

●	options to purchase an aggregate of 18,500,000 shares of our common stock issued under our 2023 Omnibus Stock Incentive Plan or 2024 Omnibus Stock Incentive Plan (collectively, the “Plans”);

●	11,600,000 shares of our common stock to be granted pursuant to restricted stock award agreements under the Plans; and

●	11,500,000 shares of common stock available for future grants under the Plans.

(2)	The total number of shares of our common stock reflected in the discussion and table above is based on the 84,797,846 shares outstanding as of December 23, 2025, 21,656,620 shares of common stock underlying Warrants, 15,229,358 shares of common stock underlying Pre-Funded Warrants, and 2,859,501 shares of common stock underlying Placement Agent Warrants.

Use of Proceeds

The Selling Stockholders will receive all of the net proceeds from the sale of the shares offered pursuant to this prospectus. We will not receive any of the proceeds from these sales. However, we may receive proceeds from the exercise of the Warrants, Pre-Funded Warrants, or Placement Agents Warrants, to the extent they are not exercised on a cashless basis. For further information, see “Use of Proceeds” in this prospectus.

We will incur all costs associated with this registration statement and prospectus.

Plan of Distribution

The Selling Stockholders may sell or otherwise dispose the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. For further information, see “Plan of Distribution” in this prospectus.

Dividend Policy

We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our common stock, you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended September 30, 2025, as filed with SEC on December 23, 2025, which are incorporated in this prospectus by reference in their entirety, as well as in subsequently filed SEC reports and any prospectus supplement, together with all of the other information included in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering, the 39,745,479 shares of common stock being offered represents approximately 47% of the number of shares of common stock outstanding on December 10, 2025. The sale of a substantial number of shares of our securities in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

In addition, in the future, we may also issue shares of our common stock in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could substantially increase our shares of common stock outstanding, which could adversely affect the price of our common stock on the Nasdaq Capital Market.

The price of our common stock could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. Volatility in our common stock price may subject us to securities litigation.

The market for our common stock has had and in the future may have, when compared to seasoned issuers, significant price volatility and we expect that the price of our shares of common stock may continue to be more volatile than that of a seasoned issuer for the indefinite future. As a public company with a very small public float, we may experience greater share price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional common stock or other securities and our ability to obtain additional financing in the future.

In addition, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities to the Company and could divert our management’s attention and resources.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. The continued operation and expansion of our business will require substantial funding. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Consequently, stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any gains on their investment. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

USE OF PROCEEDS

The (i) up to 21,656,620 shares of our common stock issuable upon the exercise of the Warrants, (ii) up to 15,299,358 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants, and (iii) up to 2,859,501 shares of our common stock issuable upon the exercise of the Placement Agent Warrants are being offered for resale by the Selling Stockholders and will be sold for the accounts of the Selling Stockholders named in this prospectus. As a result, all proceeds from the sales of such securities offered for resale hereby will go to the Selling Stockholders and we will not receive any proceeds from the resale of those securities by the Selling Stockholders.

However, we would receive proceeds from any cash exercise of the Warrants, Pre-Funded Warrants, or Placement Agent Warrants as follows:

●	if all of the 21,656,620 Warrants are exercised for cash, with an exercise price of $1.09 per share, the Company would receive a maximum of $23,605,715.80;

●	if all of the 15,229,358 Pre-Funded Warrants are exercised for cash, with an exercise price of $0.0001 per share, the Company would receive a maximum of $1,522.94;

●	if all of the 477,273 July Placement Agent Warrants are exercised for cash, with an exercise price of $1.65 per share, the Company would receive a maximum of $787,500.45;

●	if all of the 205,714 Maxim September Placement Agent Warrants are exercised for cash, with an exercise price of $1.92 per share, the Company would receive a maximum of $394,970.88;

●	if all of the 360,000 September Placement Agent Warrants are exercised for cash, with an exercise price of $2.1875 per share, the Company would receive a maximum of $787,500.00;

●	if all of the 1,155,963 December Placement Agent Warrants are exercised for cash, with an exercise price of $1.3625 per share, the Company would receive a maximum of $1,574,999.59; and

●	if all of the 660,550 Maxim December Placement Agent Warrants are exercised for cash, with an exercise price of $1.199 per share, the Company would receive a maximum of $791,999.45.

In the aggregate, we may receive up to a total of $27,944,209.10 in gross proceeds if all of the Warrants, Pre-Funded Warrants, and Placement Agent Warrants are exercised for cash for shares of common stock.

However, as we are unable to predict the timing or amount of potential exercises of the Warrants, Pre-Funded Warrants, or Placement Agent Warrants, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. Pursuant to conditions set forth in the Warrants, Pre-Funded Warrants, and the Placement Agent Warrants, each of them are exercisable on a cashless basis under certain conditions, and should a Selling Stockholder be permitted to and elect to exercise on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the Warrants, Pre-Funded Warrants, or Placement Agent Warrants.

We will incur all costs associated with this registration statement and prospectus.

SELLING STOCKHOLDERS

The common stock being offered by the Selling Stockholders are those shares issuable to the Selling Stockholders upon exercise of the Warrants, Pre-Funded Warrants, or Placement Agent Warrants. For additional information regarding the issuances of those Warrants, Pre-Funded Warrants, or Placement Agent Warrants, see “December Offering”, “September Offering” and “July Offering” above. We are registering the shares of common stock issuable to the Selling Stockholders upon exercise of the Warrants, Pre-Funded Warrants, or Placement Agent Warrants in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Warrants, Pre-Funded Warrants, or Placement Agent Warrants, and except as described below, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of our common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock and the Warrants, Pre-Funded Warrants, or Placement Agent Warrants, as of December 23, 2025, assuming exercise of all such warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the Warrants, Pre-Funded Warrants, or Placement Agent Warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the warrants, a Selling Stockholder may not exercise the warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Number of shares of Common Stock Beneficially Owned	Maximum Number of shares of Common Stock to be Sold Pursuant	Number of shares of Common Stock Beneficially Owned After Offering (1)
Name of Selling Stockholder	Prior to Offering	to this Prospectus	Shares	Percentage
Armistice Capital, LLC(2)	49,789,691	36,885,978	12,903,713	9.99%
Maxim Partners LLC(3)	866,264	866,264	--	*
Augustus Trading LLC(4)	1,278,162	1,278,162	--	*
Noam Rubinstein(5)	627,869	627,869	--	*
Wilson Drive Holdings LLC (6)	67,272	67,272	--	*
Charles Worthman(7)	19,933	19,933	--	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	Based on the 84,797,846 shares outstanding as of December 23, 2025. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of December 23, 2025 through the exercise of any stock options, warrants or other rights or the conversion of preferred stock. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Consists of (i) 6,086,245 shares of common stock; (ii) 28,474,802 shares of common stock issuable upon the exercise of Warrants, and (iii) 15,229,358 shares of common stock issuable upon the exercise of Pre-Funded Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Warrants and Pre-Funded Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Consists of (i) 205,714 shares of common stock issuable upon the exercise of Maxim September Placement Agent Warrants and (ii) 660,550 shares of common stock issuable upon the exercise of Maxim December Placement Agent Warrants. See “Relationship with Certain Selling Stockholders” below for information on the relationship between Maxim and the Company. The principal business address of Maxim is 300 Park Avenue, New York, NY 10022.

(4)

Consists of shares of common stock issuable upon the exercise of Placement Agent Warrants, which are comprised of (i) 306,051 July Placement Agent Warrants; (ii) 230,850 September Placement Agent Warrants; and (iii) 741,261 December Placement Agent Warrants. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by and may be deemed to be the beneficial owner of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities. The business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd floor, New York, NY 10022.

(5)

Consists of shares of common stock issuable upon the exercise of Placement Agent Warrants held directly by Mr. Rubinstein, which are comprised of (i) 150,341 July Placement Agent Warrants; (ii) 113,400 September Placement Agent Warrants; (iii) 364,128 December Placement Agent Warrants. Mr. Rubinstein is affiliated with H.C. Wainwright & Co., LLC. H.C. Wainwright & Co., LLC is a registered broker-dealer with a registered address of 430 Park Ave, 3rd Floor, New York, NY 10022. Mr. Rubinstein has the voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, Mr. Rubinstein had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(6)

Consists of shares of common stock issuable upon the exercise of Placement Agent Warrants, which are comprised of (i) 16,108 Wainwright July Placement Agent Warrants; (ii) 12,150 Wainwright September Placement Agent Warrants; and (iii) 39,014 Wainwright December Placement Agent Warrants. The securities are held by Wilson Drive Holdings LLC with a registered address of 600 Lexington Avenue, 32nd floor, New York, NY 10022. Craig Schwabe is the managing member Wilson Drive Holdings LLC and has the power to vote and dispose the securities held.  Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

(7)

Consists of shares of common stock issuable upon the exercise of Placement Agent Warrants held directly by Mr. Worthman, which are comprised of (i) 4,773 July Placement Agent Warrants; (ii) 3,600 September Placement Agent Warrants; (iii) 11,560 December Placement Agent Warrants. Mr. Worthman is affiliated with H.C. Wainwright & Co., LLC. H.C. Wainwright & Co., LLC is a registered broker-dealer with a registered address of 430 Park Ave, 3rd Floor, New York, NY 10022. Mr. Worthman has the voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, Mr. Worthman had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Relationship with Certain Selling Stockholders

H.C. Wainwright & Co., LLC

Wainwright acted as the exclusive placement agent to Citius Pharma in connection with its registered direct offerings consummated in June 2025 and October 2025, as well as an “at-the-market” equity offering Citius Pharma initiated in August 2024, and received compensation in connection with each such offering. In connection with our July Offering, the Company paid Wainwright a tail cash fee of $630,000 and agreed to issue to Wainwright or its designees warrants to purchase up to 477,273 shares of common stock at an exercise price of $1.65 per share which expire five years after the date of issuance. In connection with our September Offering, the Company agreed to pay Wainwright a tail cash fee of $630,000 and to issue to Wainwright or its designees warrants to purchase up to 360,000 shares of common stock at an exercise price of $2.1875 per share which expire five and one-half years after the date of issuance. Wainwright acted as the exclusive placement agent in our December Offering.

Maxim Group LLC

Maxim acted as the exclusive placement agent in our July Offering and in our September Offering. In connection with our December Offering, the Company paid Maxim a tail cash fee of $1,260,000 and agreed to issue to Maxim warrants to purchase up to 660,550 shares of common stock at an exercise price of $1.199 per share which expire five years after the date of issuance. Maxim was also the sole book-running manager of the initial public offering of TenX Keane Acquisition, our predecessor company. Maxim also served as Citius Pharma’s merger and acquisition adviser in connection with the merger of Citius Oncology with TenX.

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The historical consolidated financial statements of our Company as of September 30, 2025 and 2024 and for each of the two years in the period ended September 30, 2025 included in this prospectus and in the registration statement have been so included in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement of which this prospectus is a part and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.

We also maintain a website at www.citiusonc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in or accessible through our website does not constitute a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 11 Commerce Drive, First Floor, Cranford, New Jersey 07016, (908) 967-6677.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as filed with the SEC on December 23, 2025;

●	our Current Reports on Form 8-K, as filed with the SEC on October 27, 2025, December 1, 2025 (with respect to Item 8.01), and December 10, 2025; and

●	the description of our common stock filed with the SEC on December 27, 2024 as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Citius Oncology, Inc., 11 Commerce Drive, First Floor, Cranford, New Jersey 07016; Telephone: (908) 967-6677.

Up to 21,656,620 Shares of Common Stock Underlying Warrants

Up to 15,229,358 Shares of Common Stock Underlying Pre-Funded Warrants

Up to 2,859,500 Shares of Common Stock Underlying Placement Agent Warrants

Offered by Selling Stockholders

PRELIMINARY PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. The Selling Stockholder will not be responsible for any of the expenses of this offering. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$5,407
Legal fees and expenses	$30,000
Accounting fees and expenses	$25,000
Printing and other expenses	$15,593
Total	$76,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws (the “Bylaws”), provide that our directors and officers will be indemnified by us to the fullest extent authorized by the DGCL. In addition, our Certificate of Incorporation provides, as permitted by Section 102(b)(7) of DGCL, that our directors will not be liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they (i) violated their duty of loyalty to us or our stockholders, (ii) acted, or failed to act, in good faith, (iii) acted with intentional misconduct, (iv) knowingly or intentionally violated the law, (v) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (vi) derived an improper personal benefit from their actions as directors. See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of his or her actions, regardless of whether DGCL would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Incorporated by Reference (Unless Otherwise Indicated)

Exhibit Number	Exhibit Title	Form	File	Exhibit	Filing Date
4.1	Form of Placement Agent Warrant (July 2025).	8-K	001-41534	4.3	July 18, 2025

4.2	Form of Common Warrant (September 2025).	8-K	001-41534	4.1	September 10, 2025

4.3	Form of Placement Agent Warrant (September 2025).	8-K	001-41534	4.2	September 10, 2025

4.4	Form of Common Warrant (December 2025).	8-K	001-41534	4.1	December 10, 2025

4.5	Form of Pre-Funded Warrant (December 2025).	8-K	001-41534	4.2	December 10, 2025

4.6	Form of Placement Agent Warrant (December 2025).	8-K	001-41534	4.3	December 10, 2025

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.	--	--	--	Filed herewith

10.1	Placement Agency Agreement, dated as of September 9, 2025, by and between Citius Oncology, Inc. and Maxim Group LLC.	8-K	001-41534	10.1	September 10, 2025

10.2	Form of Securities Purchase Agreement, dated as of September 9, 2025, by and between Citius Oncology, Inc. and the purchaser signatory thereto.	8-K	001-41534	10.2	September 10, 2025

10.3	Form of Registered Direct Securities Purchase Agreement, dated as of December 8, 2025, by and between Citius Oncology, Inc. and the purchaser signatory thereto.	8-K	001-41534	10.1	December 10, 2025

10.4	Form of PIPE Securities Purchase Agreement, dated as of December 8, 2025, by and between Citius Oncology, Inc. and the purchaser signatory thereto.	8-K	001-41534	10.2	December 10, 2025

10.5	Form of Registration Rights Agreement, dated as of December 8, 2025, by and between Citius Oncology, Inc. and the purchaser signatory thereto.	8-K	001-41534	10.3	December 10, 2025

10.6	Form of Warrant Amendment Agreement, dated as of December 8, 2025, by and between Citius Oncology, Inc. and the investor signatory thereto.	8-K	001-41534	10.4	December 10, 2025

23.1	Consent of Independent Registered Public Accounting Firm.	--	--	--	Filed herewith

23.2	Consent of Wyrick Robbins Yates & Ponton (included in Exhibit 5.1).	--	--	--	Filed herewith

24.1	Power of Attorney (included on the signature page of the registration statement).	--	--	--	Filed herewith

107	Filing Fee Table.	--	--	--	Filed herewith

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cranford, New Jersey, on January 5, 2026.

Citius Oncology, Inc.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard Mazur and Jaime Bartushak as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him of her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard Mazur	Chief Executive Officer and Chairman	January 5, 2026
Leonard Mazur	(Principal Executive Officer)

/s/ Jaime Bartushak	Chief Financial Officer and Treasurer	January 5, 2026
Jaime Bartushak	(Principal Financial Officer and Principal Accounting Officer)

/s/ Myron Holubiak	Secretary	January 5, 2026
Myron Holubiak

/s/ Suren Dutia	Director	January 5, 2026
Suren Dutia

/s/ Eugene Holuka	Director	January 5, 2026
Eugene Holuka

/s/ Joel Mayersohn	Director	January 5, 2026
Joel Mayersohn

/s/ Dennis McGrath	Director	January 5, 2026
Dennis McGrath

/s/ Robert Smith	Director	January 5, 2026
Robert Smith

/s/ Carol Webb	Director	January 5, 2026
Carol Webb

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